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                       ----------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                January 29, 2001


                        Annaly Mortgage Management, Inc.
                 -----------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



            Maryland                  1-13447                 22-3479661
   -------------------------          -------               -------------
  State or Other Jurisdiction       (Commission           (I.R.S. Employer
       Of Incorporation)            File Number)          Identification No.)



          12 East 41st Street
               Suite 700                                   10017
          New York, New York                               -----
    (Address of Principal Executive                      (Zip Code)
               Offices)


       Registrant's telephone number, including area code: (212) 696-0100


                                    No Change
            --------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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         Item 5.  Other Events.

         Common Stock Offering.

         On January 23, 2001, the Company entered into an underwriting agreement with Friedman, Billings, Ramsey & Co., Inc., as representative of the underwriters (collectively, the "Underwriters") relating to the sale of 9,000,000 of Common Stock, par value $0.01 per share (the "Common Stock"), and the granting of an option for an additional 1,350,000 shares to the Underwriters to fulfill over-allotments that may occur during the offering process. This offering closed on January 29, 2001.

         On January 23, 2001 the Company entered into a purchase agreement with FBR Asset Investment Corporation (the "Purchaser") relating to the sale of 800,000 shares of Common Stock to the Purchaser. This offering closed on January 29, 2001.

         The aggregate net proceeds to the Company (after deducting estimated expenses) are estimated to be $87.4 million.

         A registration relating to the Common Stock sold in these offerings has been filed with the Securities and Exchange Commission and was declared effective on September 16, 1999.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits

               Exhibit No.                     Description
               -----------                     -----------
                    1 Underwriting Agreement, dated January 23, 2001 between the Company and the Underwriters




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ANNALY MORTGAGE MANAGEMENT, INC.


                                         By: /s/ Kathryn Fagan
                                            -----------------------------------
                                             Name:  Kathryn Fagan
                                             Title: Chief Financial Officer


Dated:  January 30, 2001



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                                  EXHIBIT INDEX
                                  -------------


               Exhibit No.                        Description
               -----------                        -----------
                    1 Underwriting Agreement, dated January 23, 2001 between the Company and the Underwriters